EXHIBIT 10.21

CONFIDENTIAL	Execution Version

SECURITIES PURCHASE AGREEMENT

BY AND BETWEEN

REED CIRCULAR ECONOMY

AND

LOOP INDUSTRIES, INC.

DATED AS OF DECEMBER 23, 2024

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TABLE OF CONTENTS

1.	Definitions		1

2.	Purchase and Sale of Series B Preferred Stock		6

	2.1	Shares to be Issued	6
	2.2	Sale Notice	6
	2.3	Shares to be Issued	6
	2.4	Investor	7
	2.5	Pre-Closing Stock Dividend, Stock Split, or Stock Combination	7

3.	Closing Date; Deliveries		7

	3.1	Closing Date	7
	3.2	Deliveries.	7

4.	Representations and Warranties of the Company		8

	4.1	Organization, Good Standing and Qualification	8
	4.2	Capitalization and Voting Rights	8
	4.3	Subsidiaries	9
	4.4	Authorization	9
	4.5	No Defaults	10
	4.6	No Conflicts	10
	4.7	No Governmental Authority or Third Party Consents	10
	4.8	Valid Issuance of Securities	10
	4.9	Litigation	11
	4.10	Licenses and Other Rights; Compliance with Laws	11
	4.11	Company SEC Documents; Financial Statements; Nasdaq Stock Market	12
	4.12	Absence of Certain Changes	13
	4.13	Internal Controls; Disclosure Controls and Procedures	13
	4.14	Offering	13
	4.15	No Integration	14
	4.16	Intellectual Property	14
	4.18	Solvency	14
	4.19	U.S. Real Property Holding Corporation	14
	4.20	Bank Holding Company Act	15
	4.21	Money Laundering	15
	4.22	Office of Foreign Assets Control	15
	4.23	Foreign Corrupt Practices Act	15
	4.24	[Committee on Foreign Investment in the United States	15
	4.25	Brokers’ or Finders’ Fees	15
	4.26	Investment Company Act	15

5.	Representations and Warranties of the Investor		16

	5.1	Organization; Good Standing	16
	5.2	Authorization	16
	5.3	No Conflicts	16
	5.4	No Governmental Authority or Third Party Consents	16
	5.5	Purchase Entirely for Own Account	17
	5.6	Disclosure of Information	17
	5.7	Investment Experience and Accredited Investor Status	17
	5.8	Acquiring Person	17
	5.9	Restricted Securities	17
	5.10	Restrictive Legend	18
	5.11	Availability of Funds	18

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6.	Investor’s Conditions to Closing		18

	6.1	Representations and Warranties	18
	6.2	Covenants	18
	6.3	Sale Notice.	18
	6.4	Other Deliverables	18
	6.5	No Material Adverse Effect	18

7.	Company’s Conditions to Closing		18

	7.1	Representations and Warranties	19
	7.2	Covenants	19
	7.3	Other Deliverables	19

8.	Mutual Conditions to Closing		19

	8.1	No Prohibition	19
	8.2	Market Listing	19
	8.3	Stockholder Approvals	19

9.	Termination		19

	9.1	Ability to Terminate	19
	9.2	Effect of Termination	20

10.	Additional Covenants and Agreements		20

	10.1	Market Listing	20
	10.2	Assistance and Cooperation	20
	10.3	Securities Law Disclosure; Publicity	21
	10.4	Use of Proceeds	21

11.	Indemnification.		21

	11.1	Indemnification by the Company	21
	11.2	Indemnification by the Investor	22
	11.3	Survival of Warranties	22
	11.4	Indemnification Cap	22
	11.5	Procedure	23

12.	Miscellaneous		23

	12.1	Governing Law; Submission to Jurisdiction	23
	12.2	Submission to Jurisdiction	23
	12.3	Waiver	24
	12.4	Notices	24
	12.5	Entire Agreement	24
	12.6	Amendments	25
	12.7	Interpretation	25
	12.8	Severability	25
	12.9	Assignment	25
	12.10	Successors and Assigns	25
	12.11	Counterparts	26
	12.12	Third Party Beneficiaries	26
	12.13	Remedies	26
	12.14	Specific Performance	26
	12.15	Expenses	26

Exhibit A – Form of Cross Receipt

Exhibit B – Notice Addresses

Exhibit C – Form of Certificate of Designation

Exhibit D – Form of Investors Rights Agreement

Exhibit E – Nevada Counsel Legal Opinions

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of December 23, 2024, by and between Reed Circular Economy, a simplified joint-stock company (société par actions simplifiée) formed under the Laws of France with its principal offices at 15 rue Soufflot 75005 Paris, France, with a share capital of 3,500 euros, registered with the Registre du commerce et des sociétés of Paris under number {{RCS_Circular}} (the “Investor”) and Loop Industries, Inc., a company incorporated and existing under the laws of the State of Nevada with its principal offices at 480 Fernand-Poitras Terrebonne, Québec, Canada J6Y 1Y4 (the “Company”). Each of the Investor and the Company is referred to in this Agreement as a “party” and together as the “parties.”

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desire to subscribe for and purchase from the Company, certain shares of Series B preferred stock, par value US $0.0001 per share, of the Company (the “Series B Preferred Stock”);

WHEREAS, prior to the execution of this Agreement, the Company has filed with the Secretary of State of the State of Nevada a Certificate of Designation setting forth the designations, powers, preferences and relative rights, and the qualifications, limitations and restrictions thereof, of the Series B Preferred Stock, in substantially the form of Exhibit C attached hereto (as amended, supplemented or otherwise modified from time to time, the “Certificate of Designation”);

AND WHEREAS, concurrently with the execution of this Agreement, the Investor, the Company, and Daniel Solomita are executing and delivering an Investors Rights Agreement, dated as of the date hereof, setting forth certain rights and restrictions relating to the Purchased Shares and Conversion Shares, in substantially the form of Exhibit D attached hereto (as amended, supplemented or otherwise modified from time to time, the “Investors Rights Agreement”), or a joinder agreement thereto;

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, each party agrees as follows:

1. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Purchase Price” shall have the meaning set forth in Section 2.2.

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“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

“Average Exchange Rate” shall mean, with respect to any Sale Notice, a composite exchange rate which shall equal the arithmetic average of the exchange rates (e.g., Dollar/Euro) indicated as the “CLOSE” rates, during the five Business Days immediately preceding the date of such Sale Notice, as published in the Market Data Center for Exchange Rates of the Wall Street Journal website (available at, https://www.wsj.com/market-data/quotes/fx/USDEUR/historical-prices), or if not available, the successor website page of the Wall Street Journal.

“Business Day” shall mean a day on which commercial banking institutions in Montréal, Québec, Paris, France and New York, New York are open for business.

“Certificate of Designation” shall have the meaning set forth in the recitals.

“Claim Notice” shall have the meaning set forth in Section 11.5.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Common Stock” shall mean the common stock, par value US$0.0001 per share, of the Company.

“Company” shall have the meaning set forth in the preamble.

“Company Fundamental Warranties” shall mean, collectively, the warranties of the Company as set forth in Section 4.1 (Organization, Good Standing and Qualification), Section 4.2 (Capitalization and Voting Rights), Section 4.3 (Subsidiaries), Section 4.4 (Authorization), and Section 4.8 (Valid Issuance of Securities).

“Company Indemnified Party” shall have the meaning set forth in Section 11.2.

“Company SEC Documents” shall have the meaning set forth in Section 4.11(a).

“Company Securities” shall have the meaning set forth in Section 4.2(c).

“Conversion Shares” shall mean the shares of Common Stock issuable upon conversion of the Purchased Shares.

“Cross Receipt” shall mean an executed document signed by each of the Company and the Investor, in substantially the form of Exhibit A attached hereto.

“Dollars” or “US$” shall mean the lawful currency of the United States.

“Effect” shall have the meaning set forth in the definition of “Material Adverse Effect.”

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“Error Notice” shall have the meaning set forth in Section 2.2.

“Euros” or “EUR” shall mean the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Exchange Act” shall have the meaning set forth in Section 4.11(a).

“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Indemnifiable Losses” shall have the meaning set forth in Section 11.1.

“Indemnified Party” shall mean a Company Indemnified Party or an Investor Indemnified Party, in its respective capacity as such.

“Indemnifying Party” shall mean the Company or the Investor, in their respective capacities as indemnifying parties under Section 11 (Indemnification).

“Investor” shall have the meaning set forth in the preamble.

“Investor Fundamental Warranties” means, collectively, the warranties of the Investor as set forth in Section 5.1 (Organization; Good Standing) and Section 5.2 (Authorization).

“Investor Indemnified Party” shall have the meaning set forth in Section 11.1.

“Investors Rights Agreement” shall have the meaning set forth in the recitals.

“Knowledge of the Company” means the actual knowledge of each of Daniel Solomita, Fady Mansour, and Mike De Notaris, after each such individual shall have made reasonable inquiries from such individual’s direct reports (or their successors, if applicable).

“LAS” shall have the meaning set forth in Section 4.7.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Lien” shall mean any charge, encumbrance, claim, community or other marital property interest, equitable ownership interest, collateral assignment, lien (statutory or otherwise), license, option, pledge, security interest, mortgage, deed of trust, attachment, right of way, easement, restriction, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any equity interest), transfer, receipt of income or exercise of any other attribute of ownership of any kind or nature whatsoever affecting or attached to any asset.

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“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other Effects, has had, or would reasonably be expected to have, either alone or in combination with all other Effects, (i) a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform its obligations, or consummate the Transaction, in accordance with the terms of the Transaction Agreements, except in the case of (i) to the extent that any such Effect results from, arises out of or relates to, whether alone or in combination: (A) changes in economic or political conditions generally or banking, securities, capital and financial markets generally, including changes in interest or exchange rates; (B) changes that generally affect the industry in which the Company or its Subsidiaries operate; (C) change in applicable laws, regulations, rules, orders, or other binding directives issued by any Governmental Authority, or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (D) the announcement of the Transaction Agreements; (E) any change in the trading prices or trading volume of the Common Stock or any failure to meet internal projections or forecasts or revenue or earnings projections; (F) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (G) earthquakes, hurricanes, floods or other natural disasters, pandemics or other health crises; or (H) any action taken by the Company in accordance with the Transaction Agreements or with the Investor’s prior written consent; provided in each case with respect to clauses (B) and (C), only if the Company and its Subsidiaries, taken as a whole, are not disproportionately affected by such changes relative to other companies in the industry in which the Company or its Subsidiaries operate, and then only to the extent of such disproportionate effect.

“Modified Clause” shall have the meaning set forth in Section 12.8.

“Money Laundering Laws” shall have the meaning set forth in Section 4.21.

“Nasdaq” shall have the meaning set forth in Section 4.7.

“Organizational Documents” shall mean, in the case of the Company, (i) the Articles of Incorporation of the Company, dated as of March 11, 2010, as amended through the date of this Agreement and (ii) the Amended and Restated By-laws of the Company, as amended through the date of this Agreement, and in the case of any Subsidiary of the Company, the equivalent organizational documents of such Subsidiary.

“party” or “parties” shall have the meaning set forth in the preamble,

“Permits” shall have the meaning set forth in Section 4.10.

“Permitted Liens” shall mean (i) statutory Liens with respect to the payment of taxes, in all cases which are not yet due or payable or that are being contested in good faith by appropriate actions and for which appropriate reserves with respect thereto have been established on the books and records of the Company to the extent required in accordance with GAAP; (ii) statutory Liens of landlords, suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by Law created in the ordinary course of business the existence of which would not constitute a default or breach under any of the Company’s contracts for amounts that are not yet delinquent and are not, individually or in the aggregate significant; (iii) building, zoning, entitlement and other land use regulations imposed by any Governmental Authority with applicable jurisdiction; (iv) easements, conditions, covenants and restrictions that are of record, (v) non-exclusive and non-material licenses and contractual restrictions to, in or under any intellectual property rights granted by the Company to a Third Party in the ordinary course of business and (vi) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, taken as a whole.

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“Per Share Price” shall have the meaning set forth in Section 2.1.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock and the undesignated preferred stock, par value US$0.0001 per share, of the Company.

“Proceeding” shall have the meaning set forth in Section 12.2.

“Purchased Shares” shall have the meaning set forth in Section 2.1.

“Representatives” shall mean, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, potential debt and equity financing sources (excluding any co-investors), and other representatives.

“Revised Sale Notice” shall have the meaning set forth in Section 2.2.

“Sale Notice” shall have the meaning set forth in Section 2.2.

“SEC” shall have the meaning set forth in Section 4.7.

“Securities” shall mean the Purchased Shares and the Conversion Shares.

“Securities Act” shall have the meaning set forth in Section 4.11(a).

“Series A Preferred Stock” shall have the meaning set forth in Section 4.2(a).

“Series B Preferred Stock” shall have the meaning set forth in the recitals.

“Subsidiary” shall mean, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Third Party” shall mean any Person other than the Investor, the Company, or any Affiliate of the Investor or the Company.

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“Third Party Claim” shall have the meaning set forth in Section 11.5.

“Transaction” shall mean the issuance and sale of the Purchased Shares by the Company, and the purchase of the Purchased Shares by the Investor, in accordance with the terms hereof.

“Transaction Agreements” shall mean this Agreement, the Certificate of Designation, the Investors Rights Agreement and all other agreements, certificates and other instruments entered into in connection with the transactions contemplated by this Agreement.

2. Purchase and Sale of Series B Preferred Stock.

2.1 Shares to be Issued. Subject to the termination of this Agreement, in accordance with Section 9, from time to time after the date hereof, but no later than the date that is six (6) months from the date hereof, the Company shall sell to the Investor, and the Investor shall purchase from the Company, shares of Series B Preferred Stock at a price per share equal to US$10.00 (the “Per Share Price”) and on the other terms and conditions of this Agreement (collectively, the “Purchased Shares”); provided, however, that (i) the aggregate purchase price for the Purchased Shares hereunder to be paid by the Investor shall be EUR 10,000,000; (ii) the number of Purchased Shares shall be determined in accordance with Section 2.3 and shall be specified in the Sale Notice; and (iii) the Purchased Shares may be purchased through one or more Closings.

2.2 Sale Notice. The Company shall deliver to the Investor a written notice regarding the purchase and sale of shares of the Purchased Shares pursuant to this Agreement (each, a “Sale Notice”) at least ten (10) Business Days prior to any Closing Date, specifying (a) the date for such Closing of such purchase and sale (which shall be a Business Day), (b) the applicable Average Exchange Rate, (c) the number of Purchased Shares to be issued to the Investor at the Closing, and (d) the aggregate purchase price, denominated in Euros, to be paid by the Investor to the Company at the Closing for the Purchased Shares (the “Aggregate Purchase Price”). The Investor will have two (2) Business Days following the date of any applicable Sale Notice to review same and provide to the Company a written notice identifying any manifest error contained therein (an “Error Notice”). If no Error Notice is received by the Company within two (2) Business Days following the date of any applicable Sale Notice, such Sale Notice will be deemed accepted by the Investor and shall be binding upon the Parties. Upon receipt of an Error Notice, the Company and the Investor shall work in good faith to resolve any manifest error identified by the Investor, following which a revised Sale Notice (a “Revised Sale Notice”) providing for an identical Closing Date or a postponed Closing Date, in the Company’s sole discretion, shall be delivered to the Investor. Any such Revised Sale Notice shall be binding upon the Parties once received. The Parties agree that the six (6) months period set forth in Section 2.1 above shall be extended until the Closing Date set forth in any applicable Sale Notice, or any related Revised Sale Notice, if the applicable Sale Notice has been delivered by the Company to the Investor prior to the expiration of the date that is six (6) months from the date hereof.

2.3 Shares to be Issued. Subject to the terms and conditions of this Agreement, on any Closing Date specified in a Sale Notice, the Company shall issue and sell to the Investor, free and clear of all Liens, other than any Liens arising as a result of any action by the Investor and restrictions arising under applicable securities laws, and the Investor shall purchase from the Company such number of shares of Series B Preferred Stock that is equal to the Aggregate Purchase Price first converted to Dollars at the applicable Average Exchange Rate and then divided by the Per Share Price; provided, however, that no fractional shares of Series B Preferred Stock shall be issued, and that the Aggregate Purchase Price shall be adjusted downward so that no payment shall be made for any fractional shares.

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2.4 Investor Default. If the amount required to be invested by the Investor pursuant to a Sale Notice has not been paid to the Company by any Closing Date specified in such Sale Notice (an “Investor Default”), then in addition to the other rights and remedies that the Company may have under this Agreement, at law, in equity or otherwise, until the unpaid amount of such Investor Default is paid in full by the Investor or such Investor Default is otherwise cured by the Investor (or waived by the Company) such unpaid amount shall thereafter accrue interest at an interest rate per annum equal to 13% and shall be payable by the Investor upon written demand by the Company.

2.5 Pre-Closing Stock Dividend, Stock Split, or Stock Combination. In the event of any stock dividend, stock split, combination of shares or other similar change in the capital structure of the Company after the date hereof and on or prior to Closing which affects or relates to the Series B Preferred Stock or the Common Stock, the number of Purchased Shares purchased, and the number of Conversion Shares, shall be adjusted proportionately.

3. Closing Date; Deliveries.

3.1 Closing Date. Subject to the satisfaction or waiver of all the conditions to Closing set forth in Sections 6, 7 and 8 hereof (other than those conditions that by their nature are to be satisfied at such Closing), the closing of the purchase and sale of the Purchased Shares hereunder shall be effected through one or more closings (each a “Closing” and collectively, the “Closings”) held remotely via the electronic exchange of documents and signatures on the date specified as the date of the Closing in the applicable Sale Notice at 10:00 a.m., Eastern Time, or at such other time, date and location as the parties may agree. The date on which a Closing occurs is hereinafter referred to as a “Closing Date.”

3.2 Deliveries.

(a) Deliveries by the Company. At each Closing, subject to the terms and conditions hereof, the Company shall deliver or cause to be delivered to the Investor the aggregate number of Purchased Shares to be purchased by the Investor (as determined in accordance with Section 2.3 of this Agreement and specified in the applicable Sale Notice) via book-entry and cause such Purchased Shares to be registered in the name of the Investor. The Company shall also deliver at such Closing: (i) a Cross Receipt duly executed by the Company relating to the number of Purchased Shares to be purchased by the Investor determined in accordance with Section 2.3 of this Agreement based on the purchase price as specified in the applicable Sale Notice; (ii) an opinion letter of Nevada counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit E attached hereto; and (iii) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Section 6 of this Agreement have been fulfilled.

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(b) Deliveries by the Investor. At Closing, the Investor shall deliver, or cause to be delivered, to the Company the aggregate amount required to be invested by the Investor as specified in the applicable Sale Notice, by wire transfer of immediately available United States funds to an account designated by the Company. The Company shall notify the Investor in writing of the wiring instructions for such account not less than three (3) Business Days before the Closing Date. The Investor shall also deliver, or cause to be delivered, at such Closing: (i) a Cross Receipt duly executed by the Investor; (ii) a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of the Investor by an authorized executive officer of the Investor, certifying that the conditions to Closing set forth in Section 7 of this Agreement have been fulfilled; and (iii) a properly completed and executed Internal Revenue Service Form W-8BEN-E certifying that the Investor is the beneficial owner of the Purchased Shares, and a foreign person for United States federal income tax purposes (if applicable), or such other applicable Internal Revenue Service Form W-8, as appropriate.

4. Representations and Warranties of the Company. The Company hereby represents and warrants the following to the Investor as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1 Organization, Good Standing and Qualification.

(a) The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation and organization. The Company and each of its Subsidiaries has all requisite corporate power and corporate authority to own, lease and operate its properties and assets, to carry on its business as now conducted and, in the case of the Company, as proposed to be conducted as described in the Company SEC Documents, to enter into the Transaction Agreements to which it is (or will be) a party, to issue and sell the Securities and to carry out the other transactions contemplated by the Transaction Agreements to which it is (or will be) a party.

(b) The Company is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect.

4.2 Capitalization and Voting Rights.

(a) The authorized capital of the Company as of April 30, 2024 consists of: (i) 250,000,000 shares of Common Stock of which, (A) 47,538,745 shares are issued and outstanding, (B) 848,244 shares are reserved for issuance pursuant to the Company’s equity incentive plans, (C) 2,971,216 shares of Common Stock are issuable upon the exercise of outstanding stock options, (D) 4,399,060 shares of Common Stock are issuable upon the vesting of restricted stock units, (E) 7,089,400 shares of Common Stock are issuable upon the exercise of warrants, and (F) zero shares of Common Stock are issuable upon conversion of convertible notes; and (ii) 25,000,000 shares of undesignated preferred stock of which, (A) one share has been designated as Series A preferred stock, par value US$0.0001 per share, of which one share is issued and outstanding (the “Series A Preferred Stock”), and (B) five million (5,000,000) shares have been designated as Series B Preferred Stock, of which none are issued and outstanding. All of the issued and outstanding shares of Common Stock and Series A Preferred Stock (X) have been duly authorized and validly issued, (Y) are fully paid and non-assessable, and (Z) were issued in compliance with all applicable federal and state securities Laws. None of the issued and outstanding shares of Common Stock or Series A Preferred Stock were issued in violation of any preemptive rights arising under Chapter 78 of Nevada Revised Statutes or the Organizational Documents.

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(b) All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(c) Except as described or referred to in Section 4.2(a) above, as provided in the Investors Rights Agreement, as disclosed in the Company SEC Documents or as disclosed to the Investors, there are: (i) no outstanding shares of capital stock of, or other equity interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity interests in, the Company, and (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity interests in, the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as “Company Securities”), other than any new grants of equity awards pursuant to the Company’s existing stock option plans or other employee compensation plans in the ordinary course of business.

(d) Except as provided in the Transaction Agreements, as disclosed in the Company SEC Documents, or the Organizational Documents, the Company is not a party to any stockholders’ agreement, voting agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities or the giving of written consents by a stockholder or director of the Company.

4.3 Subsidiaries. All of the Company’s Subsidiaries are wholly-owned by the Company, free and clear of all Liens other than (i) Permitted Liens and (ii) Liens disclosed in the Company SEC Documents filed prior to the date of this Agreement.

4.4 Authorization.

(a) All requisite corporate action on the part of the Company and its directors required by applicable Law for the authorization, execution and delivery by the Company of the Transaction Agreements to which it is (or will be) a part and the performance of all obligations of the Company hereunder and thereunder, including the authorization, issuance and delivery of the Securities, has (or will be) taken.

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(b) No approval by the Company’s stockholders will be required pursuant to Nasdaq listing rule 5635 in connection with the Transaction.

(c) Each of the Transaction Agreements to which the Company is (or will be) a party has been duly authorized, and has been (or will be) duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties hereto, is (or will be) a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

4.5 No Defaults. Neither the Company nor any of its Subsidiaries is in default under or in violation of (a) its Organizational Documents, (b) any provision of applicable Law or any ruling, writ, injunction, order, Permit, judgment or decree of any Governmental Authority or (c) any agreement, arrangement or instrument, whether written or oral, by which the Company or any of its assets are bound, except, in the case of subsections (b) and (c), as would not reasonably be likely to have a Material Adverse Effect. To the Knowledge of the Company, there exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company or any of its Subsidiaries under any of the foregoing, except, in the case of subsections (b) and (c), as would not reasonably be likely to have a Material Adverse Effect.

4.6 No Conflicts. The execution, delivery and performance by the Company of the Transaction Agreements to which the Company is (or will be) a party and compliance by the Company with the provisions hereof and thereof do not and will not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Company, any of Subsidiaries, or any of their respective assets are bound or (c) violate or conflict with any of the provisions of the Company’s, or any of its Subsidiaries’, Organizational Documents, except, in the case of subsections (a) and (b), as would not reasonably be likely to have a Material Adverse Effect.

4.7 No Governmental Authority or Third Party Consents. No consent, waiver, approval, authorization or other order of, or filing or registration with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Company in connection with the authorization, execution and delivery by the Company of any of the Transaction Agreements to which it is (or will be) a party or with the authorization, issue and sale by the Company of the Securities, except (a) such filings as may be required to be made with the United States Securities and Exchange Commission (the “SEC”) and with any state blue sky or securities regulatory authority, (b) as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and (c) with respect to the Securities, the filing with The Nasdaq Stock Market LLC (“Nasdaq”) of a Notification Form: Listing of Additional Shares (the “LAS”).

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4.8 Valid Issuance of Securities. When issued, sold and delivered in accordance with the Transaction Agreements, the Securities shall be duly authorized, validly issued, fully paid and nonassessable, free from any Liens other than as arising pursuant to the Transaction Agreements, as a result of any action by the Investor holding such Securities or under federal or state securities Laws. The Company has reserved from its duly authorized capital stock the maximum number of Purchased Shares issuable pursuant to this Agreement and the maximum number of Conversion Shares.

4.9 Litigation. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there is no action, suit, proceeding or investigation pending (of which the Company or any of its Subsidiaries has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries intends to initiate which has had or is reasonably likely to have a Material Adverse Effect. No labor dispute exists or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries which has had or is reasonably likely to have a Material Adverse Effect.

4.10 Licenses and Other Rights; Compliance with Laws.

(a) Each of the Company and its Subsidiaries, has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the failure to be in compliance does not and would not be likely to have a Material Adverse Effect. To the Company’s knowledge, neither it nor any of its Subsidiaries has taken any action that would materially interfere with the Company’s or such Subsidiary’s ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not reasonably be likely to have a Material Adverse Effect. Each of the Company and its Subsidiaries is and has been in compliance with all Laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance does not and would not reasonably be likely to have a Material Adverse Effect.

(b) Except as disclosed in the Company SEC Documents or where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, and the Company and its Subsidiaries have received and are in compliance with all Permits required under applicable environmental laws. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any subsidiary has knowledge.

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(c) The Company and its Subsidiaries, taken as a whole, have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Permitted Liens and (ii) Liens disclosed in the Company SEC Documents filed prior to the date of this Agreement. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

(d) Each of the Company and its Subsidiaries has (i) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (ii) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or any Subsidiary. The provisions for taxes payable, if any, shown on the financial statements included in the Company SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or any subsidiary, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any Subsidiary. The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

4.11 Company SEC Documents; Financial Statements; Nasdaq Stock Market.

(a) Since March 1, 2022, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) applicable to such Company SEC Documents, and no Company SEC Documents when filed or declared effective, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(b) The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2023 and in its Quarterly Report on Form 10-Q for the quarterly period ended on August 31, 2023 comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, that are required to be reflected on a balance sheet prepared in accordance with accounting principles generally accepted in the United States of America, other than those that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(c) As of the date of this Agreement, the Common Stock is listed on The Nasdaq Global Market, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market. As of the date of this Agreement, the Company has not received any notification that, and has no knowledge that, the SEC or Nasdaq is contemplating terminating such listing or registration.

4.12 Absence of Certain Changes. Except as disclosed in the Company SEC Documents, since August 31, 2023, there has not occurred any event that has caused or would reasonably be expected to cause a Material Adverse Effect.

4.13 Internal Controls; Disclosure Controls and Procedures. The Company maintains internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) required in order for the principal executive officer (or its equivalent) and principal financial officer (or its equivalent) of the Company to engage in the review and evaluation process mandated by the Exchange Act, and is in compliance with such disclosure controls and procedures in all material respects. Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC during the past twelve (12) months.

4.14 Offering. Subject to the accuracy of the representations of the Investor set forth in Sections 5.5, 5.6, 5.7, 5.9 and 5.10, the offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. Neither the Company nor any Person acting on its behalf will take any action that would cause the loss of such exemption.

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4.15 No Integration. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Securities sold pursuant to this Agreement in a manner that would require the registration of the Securities under the Securities Act.

4.16 Intellectual Property. The Company and its Subsidiaries own, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Company SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”), and, to the actual knowledge of the officers of the Company as of the date hereof, the Company has not infringed or misappropriated, and is not currently infringing or misappropriating, the Intellectual Property Rights of any Third Party. To the Knowledge of the Company, all such Intellectual Property Rights owned by the Company or its Subsidiaries are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company further represents and warrants that it no longer is using the Gen I technology, and is using Gen II technology which has been commercialized.

4.17 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate amount of US$10 million. The Company intends to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

4.18 Solvency. All outstanding secured and unsecured Indebtedness of the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries has commitments, is described in the Company SEC Documents. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP, in each case as reported by the Company in the Company SEC Documents. Neither the Company nor any of its Subsidiaries is in default with respect to any Indebtedness which would reasonably be likely to have a Material Adverse Effect.

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4.19 U.S. Real Property Holding Corporation. The Company is not a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

4.20 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended and to regulation by the Board of Governors of the Federal Reserve System.

4.21 Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

4.22 Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.23 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company or any of its Subsidiaries, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iii) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

4.24 Committee on Foreign Investment in the United States. The Company and its Subsidiaries have not provided, and do not intend to provide (i) access to any material nonpublic technical information (as defined in 31 C.F.R. Part § 800.232) in their possession; or (ii) any involvement, other than through voting of shares, in substantive decision making of the Company and its Subsidiaries regarding the use, development, acquisition, or release of critical technology (as defined in 31 C.F.R. § 800.215).

4.25 Brokers’ or Finders’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the Transaction Agreements.

4.26 Investment Company Act. The Company is not and, after giving effect to the sale of the Purchased Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

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5. Representations and Warranties of the Investor. The Investor hereby represents and warrants the following to the Company as of the date hereof (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

5.1 Organization; Good Standing. The Investor is an entity duly organized, validly existing and in good standing under the laws of the province, state, or country set out in the preamble of this Agreement. The Investor has or will have all requisite power and authority to enter into the Transaction Agreements to which it is (or will be) a party, to purchase the Securities and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements to which it is (or will be) a party.

5.2 Authorization. All requisite corporate or other action on the part of the Investor and its directors, officers and stockholders required by applicable Law for the authorization, execution and delivery by the Investor of the Transaction Agreements to which it is (or will be) a party and the performance of all of its obligations under the Transaction Agreements, including the subscription for and purchase of the Securities by the Investor, has been taken. Each of the Transaction Agreements to which the Investor is (or will be) a party has been duly authorized, and has been (or will be) duly executed and delivered by the Investor and, assuming due authorization, execution and delivery thereof by the other parties hereto, is (or will be) a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

5.3 No Conflicts. The execution, delivery and performance by the Investor of the Transaction Agreements to which it is (or will be) a party and compliance by the Investor with the provisions hereof and thereof do not and will not:

(a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority;

(b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor or any of its assets, are bound; or

(c) violate or conflict with any of the provisions of the organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents) of the Investor;

except in the case of subsections (a) and (b), as would not impair or adversely affect the ability of the Investor to consummate the Transaction and perform its obligations under the Transaction Agreements to which it is a party.

5.4 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by the Investor in connection with the authorization, execution and delivery of any of the Transaction Agreements to which it is (or will be) a party or with the subscription for and purchase of the Securities, except as may be required pursuant to the HSR Act.

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5.5 Purchase Entirely for Own Account. The Securities shall be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation or otherwise distributing the Securities. The Investor does not have and will not have as of such Closing any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Securities.

5.6 Disclosure of Information. The Investor has had the opportunity to review the Company SEC Documents and has received or has had full access to all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Securities hereunder. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Securities sufficient to enable it to evaluate its investment. The Investor can bear the economic risk of (a) an investment in the Securities and (b) a total loss in respect of such investment.

5.7 Investment Experience and Accredited Investor Status. The Investor is an “accredited investor” (as defined in Regulation D under the Securities Act). The Investor has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment in the Securities and of making an informed investment decision.

5.8 Acquiring Person. As of the date of this Agreement, neither the Investor nor any of its Affiliates beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership and without regard to the Investor’s rights under this Agreement), Common Stock or any other securities of the Company.

5.9 Restricted Securities. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state or foreign securities laws. The Investor understands that the Securities, when issued, shall be “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws, the Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect. The Investor will not offer, transfer, sell, pledge or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws.

5.10 Restrictive Legend. The Investor understands that the Securities shall bear the restrictive legend, and be subject to the transfer restrictions, set forth in the Investors Rights Agreement.

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5.11 Availability of Funds. The Investor has, and on Closing Date will have, sufficient cash or other sources of immediately available funds to enable the Investor to consummate the Transaction on a timely basis, including the payment of all of its cash obligations under this Agreement.

6. Investor’s Conditions to Closing. The Investor’s obligation to purchase any Purchased Shares at Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Investor):

6.1 Representations and Warranties. Each of the Company Fundamental Warranties shall be true and correct in all material respects as of such Closing Date with the same effect as though made at and as of such date (except to the extent such representations and warranties are specifically made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date); and each of the other representations and warranties made by the Company in Section 4 hereof (disregarding all qualifications as to materiality, “Material Adverse Effect” or words of similar import) shall be true and correct in all respects as of such Closing Date with the same effect as though made at and as of such date (except to the extent such representations and warranties are specifically made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

6.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to such Closing Date shall have been performed or complied with in all material respects.

6.3 Sale Notice. The Company shall have duly delivered to the Investor, pursuant to Section 2.2 of this Agreement, a Sale Notice with respect to such Closing.

6.4 Other Deliverables. The Investor shall have received all items required to be delivered to the Investor pursuant to Section 3.2(a) of this Agreement at or prior to such Closing.

6.5 No Material Adverse Effect. From and after the date of this Agreement until such Closing Date, there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect.

7. Company’s Conditions to Closing. The Company’s obligation to issue and sell any Purchased Shares at Closing is subject to the fulfillment as of such Closing of the following conditions (unless waived in writing by the Company):

7.1 Representations and Warranties. Each of the Investor Fundamental Warranties shall be true and correct in all material respects as of such Closing Date with the same effect as though made at and as of such date (except to the extent such representations and warranties are specifically made as of a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date); and each of the other representations and warranties made by the Investor in Section 5 hereof (disregarding all qualifications as to materiality, “material adverse effect” or words of similar import) shall be true and correct in all respects as of such Closing Date with the same effect as though made at and as of such date (except to the extent such representations and warranties are specifically made as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such specified date), except where the failure of such representations and warranties to be true and correct would not impair or adversely affect the ability of the Investor to consummate the Transaction and perform its obligations under the Transaction Agreements to which it is a party.

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7.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to such Closing Date shall have been performed or complied with by the Investor in all material respects.

7.3 Other Deliverables. The Company shall have received all items required to be delivered to the Company pursuant to Section 3.2(b) of this Agreement at or prior to such Closing.

8. Mutual Conditions to Closing. The obligations of the Investor and the Company to consummate Closing are subject to the fulfillment as of such Closing of the following conditions:

8.1 No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the Transaction Agreements.

8.2 Market Listing. The Conversion Shares shall have been approved for listing on The Nasdaq Global Market, subject to official notice of issuance.

8.3 Stockholder Approvals. The approval of the holder of the Series A Preferred Stock, Daniel Solomita, approving of the entry into and execution of the Transaction Agreements and the consummation of the transactions contemplated thereby, as well as any related agreement necessary to consummate the Transaction, shall have been duly and validly obtained.

9. Termination.

9.1 Ability to Terminate. This Agreement may be terminated at any time prior to any Closing by:

(a) mutual written consent of the Company and the Investor;

(b) either the Company or the Investor, upon written notice to the other party, if any of the mutual conditions to such Closing set forth in Section 8 shall have become incapable of fulfillment and shall not have been waived in writing by the other party;

(c) the Company, upon written notice to the Investor, so long as the Company is not then in material breach of its representations, warranties, covenants or agreements under this Agreement, (i) upon a breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor shall have been or become untrue, in each case such that any of the conditions set forth in Section 7.1 or 7.2, as applicable, would not be satisfied; provided that in the case of each of clause (i) and (ii), such breach or failure to satisfy conditions shall not have been cured within 30 Business Days after receipt by the Investors of such written notice; and

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(d) the Investor, upon written notice to the Company, so long as the Investor is not then in material breach of its representations, warranties, covenants or agreements under this Agreement, (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.1, 6.2, or 6.5, as applicable, would not be satisfied; provided that in the case of each of clause (i) and (ii), such breach or failure to satisfy conditions shall not have been cured within 30 Business Days after receipt by the Company of such written notice.

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, (a) this Agreement (except for this Section 9.2 and Section 12 hereof, and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

10. Additional Covenants and Agreements.

10.1 Market Listing. The Company shall use all reasonable best efforts to (a) maintain the listing and trading of the Common Stock on The Nasdaq Global Market (or other Nasdaq market) and (b) effect the listing of the Conversion Shares on such market.

10.2 Assistance and Cooperation.

(a) Prior to Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable best efforts to: (a) cause the conditions precedent set forth in Sections 6, 7 and 8 to be satisfied (including, in the case of the Company, promptly notifying the Investors of any notice from The Nasdaq Stock Market LLC with respect to the LAS); (b) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any); (c) engage and maintain, at its own expense, a registrar and transfer agent for the Securities as needed; and (d) obtain all necessary consents, approvals or waivers from Third Parties.

(b) Subject to applicable Laws and contractual duties, the Company and the Investor shall, upon request by the Company to the Investor or by the Investor to the Company, furnish the other with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Investor, the Company or any of their respective Affiliates to any Third Party and/or any Governmental Authority in connection with the Transaction.

(c) Subject to applicable Laws, contractual duties, and as required by any Governmental Authority, the Company and the Investor shall each keep the other apprised of the status of matters relating to consummation of the Transaction.

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10.3 Securities Law Disclosure; Publicity. No public release or announcement concerning the transactions contemplated hereby or by any other Transaction Agreement shall be issued by the Company without the prior written consent of the Investor or by the Investor without the prior written consent of the Company (which consents shall not be unreasonably withheld, conditioned or delayed), except for any such release or announcement as may be required by securities Law or other applicable Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall (to the extent permissible under applicable Law) allow the other party, as applicable, reasonable time to comment on such release or announcement in advance of such issuance and the disclosing party shall consider the other party’s comments in good faith.

10.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Shares for its technology scale up.

11. Indemnification.

11.1 Indemnification by the Company. The Company hereby agrees to, subject to the limitations set forth in this Section 11, indemnify and hold harmless the Investor and its successors, Affiliates, directors, officers, and employees (each, an “Investor Indemnified Party”) from and against any and all losses, liabilities, damages, interest and penalties, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any proceeding) (collectively “Indemnifiable Losses”) incurred or sustained by or imposed upon such Investor Indemnified Party as a result of (a) any breach of or inaccuracy in any warranty made by the Company in this Agreement or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement. The Investor agrees and acknowledges that, in the event that the Company incurs an Indemnifiable Loss as a result of the foregoing breach or inaccuracy, for the purpose of this Section 11.1, the Investor Indemnified Parties collectively shall only be deemed to have incurred an Indemnifiable Loss equal to the product of (i) the amount of the Indemnifiable Loss suffered by the Company, multiplied by (ii) the Investor’s beneficial ownership percentage (direct or indirect) in the Company attributable to the Investor’s ownership of the Securities (which shall assume the conversion of all Purchased Shares then outstanding into Conversion Shares upon the terms of such Purchased Shares).

11.2 Indemnification by the Investor. The Investor hereby agrees to, subject to the limitations set forth in this Section 11, indemnify and hold harmless each of the Company, and its successors, Affiliates, directors, officers, and employees (each, a “Company Indemnified Party”) from and against any and all Indemnifiable Losses incurred or sustained by or imposed upon such Company Indemnified Party as a result of (i) any breach of or inaccuracy in any warranty made by the Investor in this Agreement or (ii) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement.

11.3 Survival of Warranties.

(a) Each of (i) the warranties of the Company set forth in Section 4 (other than the Company Fundamental Warranties) and (ii) the warranties of the Investor set forth in Section 5 (other than the Investor Fundamental Warranties) shall survive until the date that is twelve (12) months after the date of this Agreement. Each of the Company Fundamental Warranties and the Investor Fundamental Warranties shall survive until the date that is six (6) years after the date of this Agreement. The covenants to be performed or complied with shall survive until such covenants have been performed or complied with.

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(b) It is the express intent of the parties that, if the survival period set forth in this Section 11.3 for the survival of warranties and for the making of claims for indemnification based on any breaches thereof is shorter than the statute of limitations that would otherwise have been applicable thereto, then, by contract, the statute of limitations applicable thereto shall be reduced to the survival period set forth in this Section 11.3, and in respect of the relevant breach or claim the Indemnifying Party shall have no obligation to indemnify and hold harmless any Indemnified Party after the last date that is within the applicable survival period set forth in this Section 11.3, and all rights and remedies that may be exercised by an Indemnified Party with respect to such warranties and any claim for indemnification based on any breaches thereof (other than any unresolved claim set out in a Claim Notice that was delivered prior to such date in respect of an Indemnifiable Loss that was actually suffered prior to such date) will expire and terminate simultaneously with the ending of such applicable survival period. The parties further acknowledge that the survival period set forth in this Section 11.3 are the results of arms’ length negotiations and are intended to be enforced as agreed between the parties. For the avoidance of doubt, if a Claim Notice has been duly given in good faith prior to the expiration of the applicable survival period, then the relevant claim as set out in such Claim Notice shall survive until it has been finally resolved in accordance with the terms hereof.

11.4 Indemnification Cap. The aggregate amount of Indemnifiable Losses recoverable by an Investor Indemnified Party or a Company Indemnified Party in satisfaction of claims of indemnification pursuant to this Section 11 shall not exceed the aggregate amount invested by the Investor pursuant to this Agreement.

11.5 Procedure. Any Indemnified Party seeking indemnification under this Section 11.5 shall give written notice (a “Claim Notice”) to its corresponding Indemnifying Party promptly upon becoming aware of such indemnification claim. The Claim Notice shall include a description in reasonable detail of (a) the basis for, and nature of, such claim, including the facts constituting the basis for such claim, and (b) the estimated amount of Indemnifiable Losses that have been or reasonably will be sustained by the Indemnified Party in connection with such claim. In the event of any claim, demand, action or proceeding asserted against any Indemnified Party by a Third Party with respect to which such Indemnified Party may claim indemnification under Section 11.1 or Section 11.2, as the case may be (a “Third Party Claim”), such Indemnified Party shall give the applicable Indemnifying Party written notice within ten (10) Business Days of receiving written notice of such Third Party Claim. If such Indemnified Party fails to provide each such notice with respect to such Third Party Claim within such time period, the applicable Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to such Third Party Claim to the extent that the applicable Indemnifying Party is materially prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify such Indemnified Party within thirty (30) days after receipt of such notice as to whether the Indemnifying Party will assume the defense of such Third Party Claim. If the Indemnifying Party assumes the defense of such Third Party Claim, (i) the Indemnified Party shall have the right to participate in such defense and to engage separate counsel of its own choosing at its own cost and expense and (ii) the Indemnifying Party shall not agree to any compromise or settlement to which such Indemnified Party has not consented to in writing (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or compromise includes only the payment of monetary damages which shall be paid by such Indemnifying Party (subject to the limitations herein) and includes a release of such Indemnified Party from all liability in respect of such Third Party Claim. If requested by the Indemnifying Party, such Indemnified Party will, at the cost and expense of such Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in defending such Third Party Claim. If the Indemnifying Party elects not to assume the defense of such Third Party Claim, the Indemnified Party may assume the defense thereof at the expense of the Indemnifying Party, provided that the Indemnified Party shall not agree to any compromise or settlement to which the Indemnifying Party has not consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

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12. Miscellaneous.

12.1 Governing Law; Submission to Jurisdiction. The law, including the statutes of limitation, of the State of New York shall govern this Agreement (except as provided by Nevada law, with respect to the internal affairs of the Company), the interpretation and enforcement of its terms and any claim or cause of action (in law or equity), controversy or dispute arising out of or related to it or its negotiation, execution or performance, whether based on contract, tort, statutory or other law, in each case without giving effect to any conflicts-of-law or other principle requiring the application of the law of any other jurisdiction.

12.2 Submission to Jurisdiction. Each party hereto irrevocably (a) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. Each party hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any court to the jurisdiction of which the parties are subject by a suit upon such judgment. EACH PARTY HERETO (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12.3 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

12.4 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit B attached hereto and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic mail, upon written confirmation of receipt by facsimile, electronic mail or otherwise, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Any party may change its address by giving notice to the other parties in the manner provided above.

12.5 Entire Agreement. This Agreement, the Certificate of Designation, the Investors Rights Agreement (including all exhibits hereto and thereto) and all other agreements, certificates and other instruments entered into in connection with the transactions contemplated by this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

12.6 Amendments. No provision in this Agreement shall be modified or amended except in a writing executed by an authorized representative of each of the parties hereto.

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12.7 Interpretation. When a reference is made in this Agreement to a section, subsection, article, exhibit or schedule such reference shall be to a section, subsection, article, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any exhibit or schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any exhibit or schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. This Agreement has been prepared jointly and will not be construed against either party.

12.8 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable best efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

12.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company; provided that no such consent shall be required from the Investor in connection with any acquisition of the Company or a majority of the outstanding shares of Common Stock, in each case in a single or series of related transactions.

12.10 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assignees of the parties.

12.11 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, pdf or other electronic format, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

12.12 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

12.13 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

12.14 Specific Performance. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause, direct or request its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the nonbreaching party(ies) as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to obtain specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction. Each party hereto hereby further waives any defense in any action for specific performance that a remedy at law would be adequate.

12.15 Expenses. Except as otherwise provided herein and therein, all fees and expenses incurred in connection with or related to this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. The Company shall pay any expenses in connection with the delivery of the Purchased Shares to the Investors.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

LOOP INDUSTRIES, INC.

By:	/s/ Daniel Solomita
Name:	Daniel Solomita
Title:	Chief Executive Officer and President

Signature Page to Securities Purchase Agreement

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

REED CIRCULAR ECONOMY

By:	/s/ Julien Touati
Name:	Julien Touati
Title:	President

Signature Page to Securities Purchase Agreement

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EXHIBIT A

FORM OF CROSS RECEIPT

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EXHIBIT B

NOTICE ADDRESSES

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EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATION

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EXHIBIT D

FORM OF INVESTORS RIGHTS AGREEMENT

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EXHIBIT E

NEVADA COUNSEL LEGAL OPINIONS